Exhibit 10.6
FOURTH AMENDMENT
TO THE
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fourth Amendment to the Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of April 12, 2021, by and among Silicon Valley Bank, a California corporation (“Bank”), TrueCar, Inc., a Delaware corporation (“TrueCar”), and TrueCar Dealer Solutions, Inc. (f/k/a TrueCar.com, Inc.), a Delaware corporation (“TCDS” and together with TrueCar, individually and collectively, jointly and severally, “Borrower”).

RECITALS

A.    Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of February 18, 2015 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendments to Loan Agreement.

2.1    Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a) is amended by adding the following to the end of clause (i) in the first sentence thereof:

provided, that if the Prime Rate plus the applicable Prime Rate Margin shall at any time be less than zero percent (0%), the interest rate then in effect for Prime Rate Advances shall be deemed to be zero percent (0%) for all purposes,

2.2    Section 3.6 (Special Provisions Governing LIBOR Advances). Section 3.6(b) is amended in its entirety and replaced with the following:

(b)    Inability to Determine Applicable Interest Rate.

(i)    In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Advance, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Advance on the basis provided for in the definition of LIBOR, Bank shall on such date give notice to Borrower of such determination, whereupon (A) no Advances may be made as, or converted to, LIBOR Advances until such

Exhibit 10.6
time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (B) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to LIBOR Advances in respect of which such determination was made shall be deemed to be Prime Rate Advances unless such Notice of Borrowing or Notice of Conversion/Continuation shall be rescinded by Borrower in writing within one (1) Business Day of Bank’s giving of notice of its inability to determine the applicable interest rate for LIBOR Advances pursuant to this Section 3.6(b)(i).

(ii)    If at any time Bank determines (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in Section 3.6(b)(i) have arisen and such circumstances are unlikely to be temporary; or (B) the circumstances set forth in Section 3.6(b)(i) have not arisen but the supervisor for the administrator of the LIBOR reporting system or a Governmental Authority having jurisdiction over Bank has made a public statement announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, or that LIBOR is no longer representative, then Bank shall determine an alternate rate of interest to LIBOR and a spread adjustment mechanism that gives due consideration to (1) any selection or recommendation of a replacement rate or the mechanism for determining such a rate or spread adjustment mechanism by the Federal Reserve Board of Governors and/or a committee officially endorsed or convened by the Federal Reserve Board of Governors, or any successor thereto and/or (2) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for similarly situated loans in the United States at such time, and Bank shall amend this Agreement to reflect such alternate rate of interest, such spread adjustment, and such other related changes to this Agreement as may be applicable; provided that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Bank shall provide Borrower with notice of such amendment. Notwithstanding anything to the contrary in Section 12.7, such amendment shall become effective at 5:00 p.m. Pacific time on the tenth (10th) Business Day after Bank has provided such amendment to Borrower without any further action or consent of Borrower, so long as Bank has not received, by such time, written notice of objection to such amendment from Borrower. In the event that Borrower objects to such amendment, Bank and Borrower shall endeavor to agree on an alternate rate of interest that is mutually acceptable. Until an alternate rate of interest shall be determined in accordance with this Section 3.6(b)(ii) (but in the case of the circumstances described in clause (2) of the first sentence of this Section 3.6(b)(ii), only to the extent that LIBOR for such Interest Period is not available or published at such time on a current basis), (x) any LIBOR Advances requested to be made shall be made as Prime Rate Advances, and (y) any outstanding LIBOR Advances shall be converted, on the last day of the then-current Interest Period, to Prime Rate Advances.

2.3    Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(c) is amended by deleting the reference to “by month” and replacing it with “by quarter”.

2.4    Section 6.7 (Financial Covenant). Section 6.7 is amended in its entirety and replaced with the following:

6.7    Financial Covenant. Maintain at all times, to be tested as of the last day of each fiscal quarter:

(a)    Adjusted Quick Ratio. An Adjusted Quick Ratio of at least 1.25 to 1.00.

2.5    Section 13 (Definitions). The defined term “Permitted Acquisitions” in Section 13.1 is amended by deleting the reference to “1.75 to 1.00” and replacing it with “1.25 to 1.00”.

2.6    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Current Liabilities” are all obligations and liabilities of Borrower to Bank (including, without limitation, any issued and outstanding Letters of Credit), plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

Exhibit 10.6

“LIBOR Rate Margin” is (a) if Borrower’s Adjusted Quick Ratio is less than 1.50 to 1.00, two and one-quarter percent (2.25%), and (b) if Borrower’s Adjusted Quick Ratio is equal to or greater than 1.50 to 1.00, one and three-quarters percent (1.75%). The LIBOR Rate Margin is determined on the basis of Borrower’s most recent Adjusted Quick Ratio, as reported to Bank in Borrower’s financial statements provided pursuant to Section 6.2(a), which determination shall be made effective immediately upon receipt of such financial statements. If Borrower fails to deliver financial statements in accordance with Section 6.2(a) (but not if Borrower fails to provide notice to Bank of the posting of its SEC reports pursuant to Section 6.2(e)), the LIBOR Rate Margin shall be two and one-quarter percent (2.25%).

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Prime Rate Margin” is (a) if Borrower’s Adjusted Quick Ratio is less than 1.50 to 1.00, one-quarter of one percent (0.25%), and (b) if Borrower’s Adjusted Quick Ratio is equal to or greater than 1.50 to 1.00, negative one-quarter of one percent (-0.25%). The Prime Rate Margin is determined on the basis of Borrower’s most recent Adjusted Quick Ratio, as reported to Bank in Borrower’s financial statements provided pursuant to Section 6.2(a), which determination shall be made effective immediately upon receipt of such financial statements. If Borrower fails to deliver financial statements in accordance with Section 6.2(a) (but not if Borrower fails to provide notice to Bank of the posting of its SEC reports pursuant to Section 6.2(e)), the Prime Rate Margin shall be one-quarter of one percent (0.25%).

“Revolving Line Maturity Date” is April 12, 2024.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, but specifically excluding all operating lease obligations.

“Unused Revolving Line Percentage” is (a) if Borrower’s Adjusted Quick Ratio is less than 1.50 to 1.00, fifteen-hundredths of one percent (0.15%), and (b) if Borrower’s Adjusted Quick Ratio is equal to or greater than 1.50 to 1.00, zero percent (0.00%). The Unused Revolving Line Percentage is determined on the basis of Borrower’s most recent Adjusted Quick Ratio, as reported to Bank in Borrower’s financial statements provided pursuant to Section 6.2(a), which determination shall be made effective immediately upon receipt of such financial statements. If Borrower fails to deliver financial statements in accordance with Section 6.2(a) (but not if Borrower fails to provide notice to Bank of the posting of its SEC reports pursuant to Section 6.2(e)), the Unused Revolving Line Percentage shall be fifteen-hundredths of one percent (0.15%).

2.7    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety:

“Adjusted EBITDA”

“Consolidated Leverage Ratio”

“Fixed Charge Coverage Ratio”

Exhibit 10.6

“Funded Indebtedness”

“Interest Expense”

“Net Income”

2.8    Exhibit C (Compliance Certificate). Exhibit C to the Loan Agreement is amended in its entirety and replaced with Exhibit C attached hereto.

3.    Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability

Exhibit 10.6
may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.    Electronic Execution of Documents. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

8.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment to Bank of an amendment fee in the amount of Fifty-Two Thousand Five Hundred Dollars ($52,500), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

Exhibit 10.6
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK                            BORROWER

Silicon Valley Bank                    TrueCar, Inc.

By:    /s/ Alex Grotevant                By:    /s/ Jantoon E. Reigersman
Name:    Alex Grotevant                    Name:    Jantoon E. Reigersman
Title:    Vice President                    Title:    Chief Financial Officer

TrueCar Dealer Solutions, Inc.

By:    /s/ Jantoon E. Reigersman
Name:    Jantoon E. Reigersman
Title:    Chief Financial Officer

Exhibit 10.6
EXHIBIT C

COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK                    Date:
FROM: TRUECAR, INC., and TRUECAR DEALER SOLUTIONS, INC.

The undersigned authorized officer of TrueCar, Inc., on behalf of TrueCar, Inc., and TrueCar Dealer Solutions, Inc. (individually and collectively, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Third Amended and Restated Loan and Security Agreement between Borrower and Bank, as amended from time to time (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and to the best of Borrower’s knowledge, complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required material tax returns and reports, and Borrower has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that the attached financial statements are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the cases of unaudited financial statements for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 45 days for Q1 through Q3 and within 60 days for Q4	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Annual Financial Projections	Within 60 days after FYE	Yes No
Accounts at Bank or Bank’s Affiliates	70% of all accounts

The following Intellectual Property was registered (or a registration application submitted) since the date of the last Compliance Certificate delivered pursuant to Section 6.2(b) (if no registrations, state “None”) ___________________________________________________________________________________________
___________________________________________________________________________________________

Exhibit 10.6

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis:
Minimum Adjusted Quick Ratio	1.25:1.00	_____:1.00	Yes No

Performance Pricing; Unused Line Fee		Applies

AQR ≥ 1.50:1.00	LIBOR + 1.75%; Prime – 0.25%; No Unused Line Fee	Yes No
AQR < 1.50:1.00	LIBOR + 2.25%; Prime + 0.25%; Unused Line Fee = 0.15%	Yes No

    The following financial calculations and covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

    The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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TrueCar, Inc.                            BANK USE ONLY
TrueCar Dealer Solutions, Inc.
Received by:
AUTHORIZED SIGNER

By:                                 Date:
Name:
Title:                                 Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Exhibit 10.6
Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

    In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:    ____________________

I.    Adjusted Quick Ratio

Required:    Financial Covenant – 1.25:1.00
Performance Pricing/ULF – 1.50:1.00

Actual:        _____:1.00

A.    Aggregate value of the unrestricted cash and Cash Equivalents of Borrower        $

B.    Aggregate value of the net billed accounts receivable of Borrower            $

C.    Quick Assets (the sum of lines A and B)                        $

D.    Aggregate value of Obligations to Bank (including, without limitation, issued
        and outstanding Letters of Credit)                            $

E.    Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all
        Indebtedness, but specifically excluding operating lease obligations, and
        not otherwise reflected in line D above that matures within one (1) year            $

F.    Current Liabilities (the sum of lines D and E)                    $

G.    Adjusted Quick Ratio (line C divided by line F)                ____:1.00

Is line G equal to or greater than 1.25:1.00?

         No, not in compliance                 Yes, in compliance

Is line G equal to or greater than 1.50:1.00?

-    LIBOR + 1.75%; Prime – 0.25%; No Unused Line Fee

Is line G less than 1.50:1.00?

-    LIBOR + 2.25%; Prime + 0.25%; Unused Line Fee = 0.15%